Exhibit 99.1

Casa Systems Reports Third Quarter 2019 Financial Results

Andover, Mass. – October 31, 2019 – Casa Systems, Inc. (Nasdaq:CASA), a leading provider of converged broadband infrastructure technology and access device solutions for mobile, cable and fixed networks, today announced its financial results for its third quarter ended September 30, 2019.

Third Quarter 2019 Financial Highlights

•	Revenue of $81.8 million

•	Gross margin of 47.9%

•	GAAP net loss of $8.5 million

•	Non-GAAP net loss of $2.9 million

•	GAAP net loss per fully diluted share of $0.10

•	Non-GAAP net loss per fully diluted share of $0.03

•	Adjusted EBITDA of $4.0 million

“While our access device business was line with our expectations for the third quarter, revenue from our cable products, as well as revenue recognition from our wireless backlog, were lighter than anticipated,” said Jerry Guo, Casa’s President and CEO. “During the quarter, while we saw increased appetite for spending from our cable customers, timing for closing certain larger orders was more protracted than what we have seen previously. And, in our wireless business, while we continue to build our backlog, we saw a delay in revenue recognition due to new features that were requested to be added to a product associated with one of our larger purchase orders. Although our third quarter revenue was lower than expected, our overall business became diversified as half of our revenue came from our cable business with the remaining revenue split between our wireless and fixed telecom segments. This diversification indicates progress toward transforming the business while providing more stability in our revenue base in the future.”

Maurizio Nicolelli, Casa’s CFO added, “During this period of slower cable spend and wireless delays, we continued to manage our gross margins and operating expenses. Moreover, integration with NetComm is progressing well and we successfully executed on the first phase of cost synergies as we are tracking very well to achieving our anticipated annualized $7 million to $8 million of synergies within twelve months post-closing.”

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), we are presenting non-GAAP financial measures in this press release. A reconciliation of GAAP to non-GAAP measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

Updated Financial Outlook

For the fiscal year 2019, including NetComm, we now expect:

•	Revenue between $255 million and $270 million, which includes a NetComm revenue range between $70 million and $80 million

•	Gross Margin in a range of 50% and 60%

•	Adjusted EBITDA between $0 million and $10 million

•	GAAP diluted net loss per share between $(0.35) and $(0.45) and Non-GAAP diluted net loss per share between $(0.15) and $(0.25)

Guidance for non-GAAP financial measures excludes acquisition costs and other non-recurring expenses, which are one-time non-recurring charges; stock-based compensation, which is a non-cash charge; and the resulting tax effect of these excluded items. We have not reconciled the non-GAAP metrics as to which we provide guidance to their most directly comparable GAAP metrics because certain items that impact these excluded measures are uncertain, out of our control and/or cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation of the non-GAAP financial metrics included in our guidance to the corresponding GAAP measures is not available without unreasonable effort.

Conference Call Information

Casa Systems is hosting a conference call for analysts and investors to discuss the financial results for its third quarter ended September 30, 2019, and its business outlook at 5:00 p.m. Eastern Standard Time today, October 31, 2019. The conference call can be heard via webcast in the investor relations section of our website at http://investors.casa-systems.com, or by dialing 877-407-4019 in the United States or 201-689-8337 from international locations. Callers should ask to be joined to the Casa Systems call. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available in the investor relations section of our website at http://investors.casa-systems.com for 90 days after the event.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release, including statements regarding the projected results of operations and financial position of Casa Systems, Inc. (“Casa” or the “Company”), including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “predict”, “project”, “target”, “should”, “would”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We have based these forward-looking statements on our estimates and assumptions of our financial results and our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs as of the date of this press release. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in these forward-looking statements. These factors include, without limitation: (1) any failure by us to successfully anticipate technological shifts, market needs and opportunities, and develop new products and product enhancements that meet those technological shifts, needs and opportunities; (2) the concentration of a substantial portion of our revenue in our CCAP solutions and in certain customers; (3) fluctuations in our revenue due to timing of large orders and seasonality; (4) the length and lack of predictability of our sales cycle; (5) any difficulties we may face in expanding our platform into the wireless market; (6) any failure to fully realize anticipated synergies from our acquisition of NetComm; and (7) other factors discussed in the “Risk Factors” section of our public reports filed with the SEC, including our most recent Quarterly Report on Form 10-Q, which is on file with the SEC and available in the investor relations section of our website at http://investors.casa-systems.com and on the SEC’s website at www.sec.gov. In addition, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We disclaim any obligation to update publicly or revise any forward-looking statements for any reason after the date of this press release. Any reference to our website address in this press release is intended to be an inactive textual reference only and not an active hyperlink.

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), we are presenting the following non-GAAP financial measures in this press release and the related earnings conference call: non-GAAP net income (loss), non-GAAP diluted net income (loss) per share, adjusted EBITDA and free cash flow. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

Non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. We define non-GAAP net income (loss) as net income (loss) as reported in our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense and amortization of acquired intangible assets, which are non-cash charges; acquisition-related expenses, reversal of write-up to fair value of acquired inventory, restructuring expenses and other non-recurring expenses and purchase accounting adjustments, which are one-time non-recurring charges; the follow-on public offering expenses, which is a one-time non-recurring charge; and the tax effect on these excluded items. The tax effect of the excluded items is calculated using our effective income tax rate for the period, excluding the discrete tax benefits generated from the exercise of non-qualified stock options and the disqualifying disposition of incentive stock options. We believe that excluding these discrete tax benefits from our effective income tax rate results in more useful disclosure to investors and others regarding income tax effects of the excluded items as these amounts may vary from period to period independent of the operating performance of our business. We define non-GAAP diluted net income (loss) per share as diluted net income (loss) per share reported in our condensed consolidated statements of operations, excluding the impact of items that we exclude in calculating non-GAAP net income (loss). We have presented non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share because they are key measures used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. The presentation of non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share also allows our management and board of directors to make additional comparisons of our results of operations to other companies in our industry.

Adjusted EBITDA. We define adjusted EBITDA as our net income (loss), excluding the impact of stock-based compensation expense; acquisition-related expenses; reversal of write-up to fair value of acquired inventory; restructuring expenses; other non-recurring expenses and purchase accounting adjustments; the follow-on public offering expenses; other income (expense), net; depreciation and amortization expense; and our provision for (benefit from) income taxes. We have presented adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We believe free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that, after purchases of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions and strengthening our balance sheet.

We use these non-GAAP financial measures to evaluate our operating performance and trends and make planning decisions. We believe that each of these non-GAAP financial measures helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of each non-GAAP financial measure. Accordingly, we believe that these financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects.

Our non-GAAP financial measures are not prepared in accordance with GAAP, and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures rather than the most directly comparable financial measures calculated and presented in accordance with GAAP. Some of these limitations are:

•

we exclude stock-based compensation expense and amortization of acquired intangible assets from each of non-GAAP net income (loss), non-GAAP diluted net income (loss) per share and adjusted EBITDA as it has recently been, and will continue to be for the foreseeable future, a significant recurring non-cash expense for our business and an important part of our compensation strategy;

•

we exclude the discrete tax benefits generated from the exercise of non-qualified stock options and the disqualifying disposition of incentive stock options, which are not related to the operating performance of our business, in calculating the effective tax rate used to determine the tax effect of the items excluded from our non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share; these discrete tax benefits will result in a reduction in our income taxes and cash paid for income taxes;

•

we exclude acquisition-related expenses, reversal of write-up to fair value of acquired inventory, restructuring expenses and other non-recurring expenses and purchase accounting adjustments and the follow-on public offering expenses from non-GAAP net income (loss), non-GAAP diluted net income (loss) per share and adjusted EBITDA because they are one-time non-recurring charges, although these are included in our operating expenses;

•	adjusted EBITDA excludes depreciation and amortization expense and, although this is a non-cash expense, the assets being depreciated and amortized may have to be replaced in the future;

•

adjusted EBITDA does not reflect the cash requirements necessary to service interest on our debt or the cash received from our interest-bearing financial assets, both of which impact the cash available to us, and does not reflect foreign currency transaction gains and losses, all of which are reflected in other income (expense), net;

•	adjusted EBITDA does not reflect income tax payments that reduce cash available to us;

•	free cash flow may not represent our residual cash flow available for discretionary expenditures, since we may have other non-discretionary expenditures that are not deducted from this measure;

•

free cash flow may not represent the total increase or decrease in the cash and cash equivalents for any given period because it excludes cash provided by or used for other investing and financing activities; and

•

other companies, including companies in our industry, may not use non-GAAP net income (loss), non-GAAP diluted net income (loss) per share, adjusted EBITDA or free cash flow, or may calculate such non-GAAP financial measures in a different manner than we do, or may use other non-GAAP financial measures to evaluate their performance, all of which could reduce the usefulness of these non-GAAP financial measures as comparative measures.

For the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of Selected GAAP and Non-GAAP Financial Measures.”

About Casa Systems, Inc.

Casa Systems, Inc. (Nasdaq: CASA) delivers converged broadband solutions that enable mobile, cable and fixed network service providers to meet the growing demand for gigabit bandwidth and services. Our suite of distributed and virtualized solutions for fixed and mobile 5G ultra-broadband networks are engineered for performance, flexibility and scale. Commercially deployed in over 70 countries, Casa serves more than 475 Tier 1 and regional service providers worldwide.

For more information, visit our website at http://www.casa-systems.com.

Source: Casa Systems, Inc.

IR Contact

Monica Gould

212-871-3927

investorrelations@casa-systems.com

Lindsay Savarese

212-331-8417

investorrelations@casa-systems.com

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$81,816	$71,506	$169,404	$229,302
Cost of revenue	42,602	14,575	66,387	61,015

Gross profit	39,214	56,931	103,017	168,287
Operating expenses:
Research and development	24,158	16,403	60,823	53,629
Selling, general and administrative	23,823	17,905	61,318	52,524

Total operating expenses	47,981	34,308	122,141	106,153

(Loss) income from operations	(8,767)	22,623	(19,124)	62,134

Other income (expense):
Interest income	660	1,821	3,882	4,596
Interest expense	(5,240)	(5,032)	(15,662)	(14,579)
(Loss) gain on foreign currency, net	(869)	69	(458)	(445)
Other income, net	106	411	477	978

Total other income (expense), net	(5,343)	(2,731)	(11,761)	(9,450)

(Loss) income before (benefit from) provision for income taxes	(14,110)	19,892	(30,885)	52,684
(Benefit from) provision for income taxes	(5,612)	995	(8,339)	(5,406)

Net (loss) income	$(8,498)	$18,897	$(22,546)	$58,090

Net (loss) income per share:
Basic	$(0.10)	$0.22	$(0.27)	$0.69

Diluted	$(0.10)	$0.21	$(0.27)	$0.62

Weighted-average shares used to compute net (loss) income per share:
Basic	84,068	86,167	83,761	83,701

Diluted	84,068	92,032	83,761	93,180

CASA SYSTEMS, INC.

RECONCILIATION OF SELECTED GAAP AND NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliation of Net (Loss) Income to Non-GAAP Net (Loss) Income:
Net (loss) income	$(8,498)	$18,897	$(22,546)	$58,090
Stock-based compensation	2,891	2,218	7,450	6,542
Acquisition-related expenses	1,943	—	3,393	—
Reversal of write-up to fair value of acquired inventory	3,200	—	3,200	—
Amortization of acquired intangible assets	1,426	—	1,426	—
Restructuring expenses	175	—	175	—
Other non-recurring expenses and purchase accounting adjustments	(479)	—	776	—
Follow-on public offering expenses	—	—	—	815
Tax effect of excluded items	(3,598)	(499)	(3,891)	(1,156)

Non-GAAP net (loss) income	$(2,940)	$20,616	$(10,017)	$64,291

Non-GAAP net (loss) income margin	(3.6)%	28.8%	(5.9)%	28.0%

Reconciliation of Diluted Net (Loss) Income Per Share to Non-GAAP Diluted Net (Loss) Income Per Share:
Diluted net (loss) income per share	$(0.10)	$0.21	$(0.27)	$0.62
Non-GAAP adjustments to net (loss) income	0.07	0.01	0.15	0.07

Non-GAAP diluted net (loss) income per share	$(0.03)	$0.22	$(0.12)	$0.69

Weighted-average shares used in computing diluted net (loss) income per share	84,068	92,032	83,761	93,180

Reconciliation of Net (Loss) Income to Adjusted EBITDA:
Net (loss) income	$(8,498)	$18,897	$(22,546)	$58,090
Stock-based compensation	2,891	2,218	7,450	6,542
Acquisition-related expenses	1,943	—	3,393	—
Reversal of write-up to fair value of acquired inventory	3,200	—	3,200	—
Restructuring expenses	175	—	175	—
Other non-recurring expenses and purchase accounting adjustments	(479)	—	776	—
Follow-on public offering expenses	—	—	—	815
Depreciation and amortization	5,018	2,369	9,903	7,037
Other income, net	5,343	2,731	11,761	9,450
(Benefit from) provision for income taxes	(5,612)	995	(8,339)	(5,406)

Adjusted EBITDA	$3,981	$27,210	$5,773	$76,528

Adjusted EBITDA margin	4.9%	38.1%	3.4%	33.4%

CASA SYSTEMS, INC.

RECONCILIATION OF SELECTED GAAP AND NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands)

Reconciliation of Net Cash (Used in) Provided by Operating Activities to Free Cash Flow:
Net cash (used in) provided by operating activities	$(1,950)	$11,735	$(33,070)	$94,102
Purchases of property and equipment	(2,961)	(1,723)	(6,725)	(6,224)

Free cash flow	$(4,911)	$10,012	$(39,795)	$87,878

Summary of Stock-Based Compensation Expense:
Cost of revenue	$47	$51	$171	$188
Research and development	673	415	1,316	1,417
Selling, general and administrative	2,171	1,752	5,963	4,937

Total	$2,891	$2,218	$7,450	$6,542

Summary of Revenue:
Sales of broadband products	$55,470	$24,073	$89,454	$108,761
Capacity expansions	15,849	36,744	50,742	90,783

Product	71,319	60,817	140,196	199,544
Service	10,497	10,689	29,208	29,758

Total revenue	$81,816	$71,506	$169,404	$229,302

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	September 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$123,570	$280,587
Accounts receivable, net	62,736	81,782
Inventory	98,203	50,997
Prepaid expenses and other current assets	6,747	3,755
Prepaid income taxes	390	390

Total current assets	291,646	417,511
Property and equipment, net	37,006	29,879
Accounts receivable, net of current portion	937	2,388
Deferred tax assets	32,497	21,578
Goodwill	49,794	—
Intangible assets, net	42,574	—
Other assets	4,045	3,293

Total assets	$458,499	$474,649

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$19,128	$17,776
Accrued expenses and other current liabilities	32,835	36,992
Accrued income taxes	1,407	958
Deferred revenue	27,556	31,206
Current portion of long-term debt, net of unamortized debt issuance costs	8,599	2,179

Total current liabilities	89,525	89,111
Accrued income taxes, net of current portion	7,126	4,923
Deferred tax liabilities	7,064	—
Deferred revenue, net of current portion	6,075	12,479
Long-term debt, net of current portion and unamortized debt issuance costs	285,224	293,280
Other liabilities, non-current	511	—

Total liabilities	395,525	399,793

Stockholders’ equity:
Common stock	84	83
Additional paid-in capital	166,565	156,939
Accumulated other comprehensive loss	(2,271)	(1,158)
Accumulated deficit	(101,404)	(81,008)

Total stockholders’ equity	62,974	74,856

Total liabilities and stockholders’ equity	$458,499	$474,649

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Nine Months Ended September 30,
	2019	2018
Cash flows (used in) provided by operating activities:
Net (loss) income	$(22,546)	$58,090
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	9,903	7,037
Stock-based compensation	7,450	6,542
Deferred income taxes	(14,894)	(9,130)
Increase (decrease) in provision for doubtful accounts	510	(6)
Excess and obsolete inventory valuation adjustment	(826)	(3,185)
Changes in operating assets and liabilities:
Accounts receivable	33,533	38,062
Inventory	(25,427)	(3,344)
Prepaid expenses and other assets	(1,505)	(849)
Prepaid income taxes	—	238
Accounts payable	(5,557)	4,309
Accrued expenses and other current liabilities	(10,346)	549
Accrued income taxes	2,518	383
Deferred revenue	(5,883)	(4,594)

Net cash (used in) provided by operating activities	(33,070)	94,102

Cash flows used in investing activities:
Purchases of property and equipment	(6,725)	(6,224)
Acquisition of businesses, net of cash acquired	(109,431)	—

Net cash used in investing activities	(116,156)	(6,224)

Cash flows (used in) provided by financing activities:
Principal repayments of debt	(5,992)	(2,476)
Proceeds from exercise of stock options	2,478	14,035
Payments of dividends and equitable adjustments	(2,375)	(6,472)
Follow-on offering selling shareholders profit disgorgement	—	3,811
Repurchases of common stock	—	(45,699)
Payments of initial public offering costs	—	(1,148)
Employee taxes paid related to net share settlement of equity awards	(1,009)	(13)

Net cash (used in) provided by financing activities	(6,898)	(37,962)

Effect of exchange rate changes on cash and cash equivalents	(900)	(1,374)

Net (decrease) increase in cash, cash equivalents and restricted cash	(157,024)	48,542
Cash, cash equivalents and restricted cash at beginning of period	281,606	260,820

Cash, cash equivalents and restricted cash at end of period	$124,582	$309,362

Supplemental disclosures of cash flow information:
Cash paid for interest	$14,467	$13,441

Cash paid for income taxes	$3,044	$4,252

Supplemental disclosures of non-cash operating, investing and financing activities:
Purchases of property and equipment included in accounts payable	$511	$963

Prepaid expenses and other current assets included in accounts payable	$290	$515

Unpaid equitable adjustments included in accrued expenses and other current liabilities	$961	$4,189

Release of customer incentives included in accounts receivable and accrued expenses and other current liabilities	$5,604	$6,314